UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 7, 2012

Career Education Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23245	36-3932190
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

231 N. Martingale Rd., Schaumburg, IL		60173
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (847) 781-3600

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated With Exit or Disposal Activities.

As disclosed in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, Career Education Corporation (the “Company”) made the decision on November 5, 2012 to teach out – meaning gradually close through an orderly process – 23 domestic campuses. These campuses are identified below. Consistent with its commitment to students, the Company will work with each of these campuses to ensure that existing students are afforded the ability to complete their course of study. The Company anticipates that a majority of these campus closures will be completed by the second quarter of 2014.

ART & DESIGN:

Collins College, Phoenix, AZ

International Academy of Design & Technology (“IADT”):

IADT-Nashville, Nashville, TN

COLORADO TECHNICAL UNIVERSITY (“CTU”):

CTU Pueblo, Pueblo, CO

CTU Sioux Falls, Sioux Falls, SD

HEALTH EDUCATION:

Sanford-Brown College (“SBC”):

SBC-Austin, Austin, TX

SBC-Boston, Boston, MA

SBC-Columbus, Columbus, OH

SBC-Dearborn, Dearborn, MI

SBC-Farmington, Farmington, CT

SBC-Fenton, Fenton, MO

SBC-Grand Rapids, Grand Rapids, MI

SBC-Hillside, Hillside, IL

SBC-Houston North Loop, Houston, TX

SBC-Indianapolis, Indianapolis, IN

SBC-Portland, Portland, OR

SBC-Skokie, Skokie, IL

SBC-St. Peters, St. Peters, MO

SBC-Tinley Park, Tinley Park, IL

SBC-Tysons Corner, McLean, VA

Sanford-Brown Institute (“SBI”):

SBI-Cranston, Cranston, RI

SBI-Orlando, Orlando, FL

SBI-Trevose, Trevose, PA

SBI-Wilkens Township, Pittsburgh, PA

In connection with these campus closures, as of December 7, 2012, the Company anticipates it will incur charges, including non-cash expenses, of approximately $33 million—$41 million, of which the majority is expected to be recorded in the fourth quarter of 2012. These charges consist of approximately $25 million—$30 million of non-cash asset impairments to reduce the carrying value of long-lived assets to their respective fair value and $5 million—$7 million for cash severance and related costs, both of which will be recorded during the fourth quarter of 2012. Approximately $3 million—$4 million related to cash retention bonuses offered to certain employees will be recorded ratably over the period the employees are retained. The Company expects that the majority of the cash payments associated with both the severance and related costs and the retention bonuses will be paid out by December 2014.

In addition to the charges detailed above, a number of these campuses will have remaining lease obligations following the eventual campus closure, with the longest lease term being through 2021. The total gross remaining lease obligations for these campuses once they complete the close process is expected to be approximately $75 million. At the time each campus completes the close process, a charge will be recorded representing the net present value of the remaining lease obligation reduced by an estimated amount for sublease income. The final amount related to each campus will be finalized at the campus closure date.

Cautionary Statement Regarding Forward-Looking Statements

This current report Form 8-K contains forward-looking statements. The aggregate charges expected to be incurred or cash expenditures to be paid in connection with the teach out of these campuses, and the timing thereof, are subject to a number of assumptions, including employee retention rate and the length of the employee retention period, and actual results may differ materially from those originally anticipated for a number of reasons, including, but not limited to, the factors described in the Company’s reports filed with the Securities and Exchange Commission from time to time. Except to the extent required by law, the Company disclaims any obligations to update any estimate or other forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAREER EDUCATION CORPORATION

By:	/s/ Jeffrey D. Ayers

Jeffrey D. Ayers
Senior Vice President, General Counsel and Corporate Secretary

Dated: December 10, 2012

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